CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2010, relating to the financial statements of Lincoln Resources Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Madsen & Associates, CPA’s Inc.

Murray, Utah
August 16, 2010